EXHIBIT 99.1
                                                                    ------------
NEWS RELEASE

                             CORPORATE HEADQUARTERS
                             6407-B NE 117th Avenue
                             Vancouver, WA 98662 USA
                       Tel +360-253-2346 Fax +360-253-4830
                                  www.WPEC.com

                     WESTERN POWER & EQUIPMENT ANNOUNCES THE
                  ACQUISITION OF ARIZONA PACIFIC MATERIALS LLC

Vancouver, Washington -- .--(BUSINESS WIRE)--Sept. 15, 2004-- Western Power & Equipment Corp. (OTCBB: WPEC), a dealer of construction and industrial equipment, today announced that it completed the acquisition of Arizona Pacific Materials LLC, a basalt and cinder mining company with operating mines in Phoenix and Flagstaff, Arizona.

Arizona Pacific Materials' current basalt reserves at the Phoenix mine site are 39 million metric tons proven, with an additional indicated 38 million metric tons. The cinder reserves are 1.2 million metric tons proven at the Phoenix mine, with an estimated 60 million metric tons of reserves at the Flagstaff mine. The basalt and cinder aggregates are used to produce concrete, asphalt, and building block and brick products. Estimated production in the first year of operations is up to 700,000 metric tons of basalt and 200,000 metric tons of cinder.

The Company estimates that housing construction in the Phoenix area, including recent announcements from Del Webb Corp., will average in excess of 40,000 houses per year, which should result in the Phoenix operation being at full capacity within 24 months. The Flagstaff operation is centrally located to service the expanding Las Vegas market. It is the Company's belief that the Flagstaff operation will also be at full capacity within 24 months.

Dean McLain, Western's President and Chief Executive Officer, stated, "This acquisition helps diversify the Company's operational base and should provide immediate incremental growth in revenue and profits for Western." He continued, "Western's acquisition is a part of a strategic effort to increase the Company's return on assets and provide greater shareholder value."

Western returned to profitability in its fiscal year ending July 31, 2003 and continues to be profitable. The Company announced on August 11, 2004 that it expects its fiscal year 2004 net income to be at least 80% higher than fiscal year 2003.

ABOUT WESTERN POWER & EQUIPMENT CORP.
Western Power & Equipment Corp. sells, leases, rents, and services construction and industrial equipment for Case Corporation and over 30 other manufacturers. The Company currently operates 15 facilities in Washington, Oregon, Nevada, California, and Alaska. Western is publicly traded on the NASDAQ Over The Counter bulletin board (OTCBB). For more information, please contact the company at 6407-B N.E. 117th Avenue, Vancouver, WA 98662; telephone, (360) 253-2346; fax, (360) 253-4830; e-mail, webmaster@westernpower.com; or visit the company's web site http://www.wpec.com.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information contained herein relating to projected revenues, growth, income, potential costs savings, and future results and events constitute forward-looking statements. Actual results may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuation in the construction and industrial sectors and general economic cycles; the success of the Company's entry into new markets; the success of the Company's operation of the acquired business; industry conditions and competitors; competitive pricing; the Company's relationship with suppliers; relations with the Company's employees; the Company's ability to manage its operating costs and to integrate the acquired businesses in an effective manner; the continued availability of financing; governmental regulations and environmental matters; and risks associated with regional, national, and world economies. Any forward-looking statements should be considered in light of these factors.

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PRESS AND INVESTOR INQUIRIES:
Mark J. Wright
Vice President & Chief Financial Officer
Western Power & Equipment Corp.
(360) 253-2346

David Cochran
Cochran Edwards and Partners
Mobile: (206) 251-7007
E-mail: david.cochran@CEandP.com

(C) 2004, Western Power & Equipment Corp., All Rights Reserved.